                                                                     Exhibit A-7

                                   Bairnsdale


                                  Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                                       |
                                      DESI
                                       |
                                     DEGAD
                                       |
                                      DEI
                                       |
                                      DEG
                                       |
                                 Duke Australia
                                       |
                             Duke Energy Bairnsdale
                                 Holdings Pty.
                                       |
                             Duke Energy Bairnsdale
                                 Power Pty Ltd.








Ownership is 100% unless otherwise specified